WORLD MONITOR TRUST III SERIES G CLASS 1

Unaudited Account Statement

For the Month Ending July 31, 2006

Partner ID: 0001

PREFERRED INVESTMENT SOLUTIONS CORP.

MAUREEN HOWLEY CFO

900 KING STREET

SUITE 100

RYE BROOK, NY 10573

Dear Interest Holder:

Enclosed is the report for the period of July 31, 2006 for World Monitor Trust III Series G Class 1. The net asset value of an interest as of July 31, 2006 was $99.11, a decrease of -2.29% from the June 30, 2006 value of $101.43. The calendar year-to-date return for World Monitor Trust III Series G Class 1 was an increase of +2.70% as of July 31, 2006.

STATEMENT OF INCOME (LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($3,715.38)
Change in Unrealized Gain/(Loss)	($21,653.40)
Gain/(Loss) on Other Investments	$66.54
Brokerage Commission	($342.73)

Total Trading Income	($25,644.97)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$267.62
Management Fees	$3,080.66
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$4,937.17

Total Expenses	$8,285.45
Interest Income	$5,364.42
Net Income (Loss) from the Period	($28,566.00)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

		YOUR INVESTMENT
		Units	Value
Beginning of Month	$1,249,140.44	159.8588	$16,214.85
Addition	$40,400.00	104.0358	$10,311.27
Withdrawal	$0.00
Net Income/(Loss)	($28,566.00)		($370.81)

Month End	$1,260,974.44	263.8946	$26,155.32
Month End NAV Per Unit	$99.11
Monthly Rate of Return	-2.29%
Year to Date Rate of Return	2.70%

For account inquiries, please contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series G Class 1

WORLD MONITOR TRUST III SERIES H CLASS 1

Unaudited Account Statement

For the Month Ending July 31, 2006

Partner ID: 0001

PREFERRED INVESTMENT SOLUTIONS CORP.

MAUREEN HOWLEY CFO

900 KING STREET

SUITE 100

RYE BROOK, NY 10573

Dear Interest Holder:

Enclosed is the report for the period of July 31, 2006 for World Monitor Trust III Series H Class 1. The net asset value of an interest as of July 31, 2006 was $102.28, a decrease of -3.05% from the June 30, 2006 value of $105.50. The calendar year-to-date return for World Monitor Trust III Series H Class 1 was an increase of +4.72% as of July 31, 2006.

STATEMENT OF INCOME (LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($30,024.00)
Change in Unrealized Gain/(Loss)	($20,307.19)
Gain/(Loss) on Other Investments	$343.01
Brokerage Commission	($570.38)

Total Trading Income	($50,558.56)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$398.42
Management Fees	$5,274.88
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$7,285.21

Total Expenses	$12,958.51
Interest Income	$7,285.95
Net Income (Loss) from the Period	($56,231.12)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

		YOUR INVESTMENT
		Units	Value
Beginning of Month	$1,844,043.49	150.0000	$15,824.61
Addition	$33,850.00	103.4220	$10,578.04
Withdrawal	$0.00
Net Income/(Loss)	($56,231.12)		($482.55)

Month End	$1,821,662.37	253.4220	$25,920.11
Month End NAV Per Unit	$102.28
Monthly Rate of Return	-3.05%
Year to Date Rate of Return	4.72%

For account inquiries, please contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series H Class 1

WORLD MONITOR TRUST III SERIES I CLASS 1

Unaudited Account Statement

For the Month Ending July 31, 2006

Partner ID: 0001

PREFERRED INVESTMENT SOLUTIONS CORP.

MAUREEN HOWLEY CFO

900 KING STREET

SUITE 100

RYE BROOK, NY 10573

Dear Interest Holder:

Enclosed is the report for the period of July 31, 2006 for World Monitor Trust III Series I Class 1. The net asset value of an interest as of July 31, 2006 was $92.58, a decrease of -5.85% from the June 30, 2006 value of $98.33. The calendar year-to-date return for World Monitor Trust III Series I Class 1 was a decrease of -3.99% as of July 31, 2006.

STATEMENT OF INCOME (LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($27,153.74)
Change in Unrealized Gain/(Loss)	($7,382.75)
Gain/(Loss) on Other Investments	$9.76
Brokerage Commission	($362.96)

Total Trading Income	($34,889.69)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$135.93
Management Fees	$1,234.72
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$2,439.54

Total Expenses	$3,810.19
Interest Income	$2,514.35
Net Income (Loss) from the Period	($36,185.53)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

		YOUR INVESTMENT
		Units	Value
Beginning of Month	$618,109.95	160.1694	$15,750.12
Addition	$30,300.00	103.2405	$9,557.74
Withdrawal	$0.00
Net Income/(Loss)	($36,185.53)		($922.05)

Month End	$612,224.42	263.4099	$24,385.81
Month End NAV Per Unit	$92.58
Monthly Rate of Return	-5.85%
Year to Date Rate of Return	-3.99%

For account inquiries, please contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series I Class 1

WORLD MONITOR TRUST III SERIES J CLASS 1

Unaudited Account Statement

For the Month Ending July 31, 2006

Partner ID: 0001

PREFERRED INVESTMENT SOLUTIONS CORP.

MAUREEN HOWLEY CFO

900 KING STREET

SUITE 100

RYE BROOK, NY 10573

Dear Interest Holder:

Enclosed is the report for the period of July 31, 2006 for World Monitor Trust III Series J Class 1. The net asset value of an interest as of July 31, 2006 was $99.05, a decrease of -3.67% from the June 30, 2006 value of $102.83. The calendar year-to-date return for World Monitor Trust III Series J Class 1 was an increase of +1.72% as of July 31, 2006.

STATEMENT OF INCOME (LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($1,280,085.00)
Change in Unrealized Gain/(Loss)	($806,443.81)
Gain/(Loss) on Other Investments	$4,981.36
Brokerage Commission	($23,583.64)

Total Trading Income	($2,105,131.09)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$13,000.66
Management Fees	$145,897.74
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$197,155.38

Total Expenses	$356,053.78
Interest Income	$252,679.47
Net Income (Loss) from the Period	($2,208,505.40)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

		YOUR INVESTMENT
		Units	Value
Beginning of Month	$60,111,139.79	3,873.1596	$398,267.20
Addition	$4,555,593.00	2,456.8275	$243,347.65
Withdrawal	($308,155.83)
Net Income/(Loss)	($2,208,505.40)		($14,632.48)

Month End	$62,150,071.56	6,329.9871	$626,982.36
Month End NAV Per Unit	$99.05
Monthly Rate of Return	-3.67%
Year to Date Rate of Return	1.72%

For account inquiries, please contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 1

WORLD MONITOR TRUST III SERIES J CLASS 2

Unaudited Account Statement

For the Month Ending July 31, 2006

Partner ID: 0001

PREFERRED INVESTMENT SOLUTIONS CORP.

MAUREEN HOWLEY CFO

900 KING STREET

SUITE 100

RYE BROOK, NY 10573

Dear Interest Holder:

Enclosed is the report for the period of July 31, 2006 for World Monitor Trust III Series J Class 2. The net asset value of an interest as of July 31, 2006 was $96.75, a decrease of -3.39% from the June 30, 2006 value of $100.15. The calendar year-to-date return for World Monitor Trust III Series J Class 2 was a decrease of -3.25% as of July 31, 2006.

STATEMENT OF INCOME (LOSS)

Trading Income (Loss)
Realized Trading Gain/(Loss)	($34,062.64)
Change in Unrealized Gain/(Loss)	($22,190.29)
Gain/(Loss) on Other Investments	$138.71
Brokerage Commission	($637.89)

Total Trading Income	($56,752.11)
Expenses
Audit Fees	$0.00
Administrative and Legal Fees	$356.09
Management Fees	$4,014.32
Offering Fees	$0.00
Incentive Fees	$0.00
Other Expenses	$2,657.41

Total Expenses	$7,027.82
Interest Income	$7,861.76
Net Income (Loss) from the Period	($55,918.17)

STATEMENT OF CHANGES IN NET ASSET VALUE (NAV)

		YOUR INVESTMENT
		Units	Value
Beginning of Month	$1,647,315.30	166.8983	$16,714.97
Addition	$713,250.00	77.7954	$7,526.79
Withdrawal	$0.00
Net Income/(Loss)	($55,918.17)		($567.39)

Month End	$2,304,647.13	244.6937	$23,674.37
Month End NAV Per Unit	$96.75
Monthly Rate of Return	-3.39%
Year to Date Rate of Return	-3.25%

For account inquiries, please contact Preferred Investment Solutions Corp. Client Services at (914)307-4000.

To the best of our knowledge and belief, the information above is accurate and complete:

Kenneth A. Shewer, Chairman	Marc S. Goodman, President

Preferred Investment Solutions Corp., Managing Owner of

World Monitor Trust III Series J Class 2